                                 EXHIBIT 23(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the following registration statements of Harris Corporation and in each related Prospectus of our report dated July 25, 2001, except for Note "BUSINESS SEGMENTS -- Restated", as to which the date is May 31, 2002, with respect to the consolidated financial statements and schedule of Harris Corporation and subsidiaries included in the Annual Report on Form 10-K for the fiscal year ended June 29, 2001, as amended, included in this Form 10-K/A:

            Form S-8     No. 33-50169 and     Harris Corporation Retirement Plan
                         333-75114
            Form S-8     Nos. 33-37969;       Harris Corporation Stock Incentive Plan
                         33-51171; and
                         333-7985
            Form S-8     No. 333-49006        Harris Corporation 2000 Stock Incentive Plan
            Form S-3     No. 333-03111        Harris Corporation Debt Securities
            Form S-3     No. 333-66241        Harris Corporation Debt Securities

                                            /s/  ERNST & YOUNG LLP

Orlando, Florida
May 31, 2002